Exhibit 99.1

Callon Petroleum Announces Public Offering of Non-Convertible Perpetual Preferred Stock

Natchez, MS (May 20, 2013) – Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that it is commencing an underwritten public offering of non-convertible Series A Cumulative Preferred Stock (liquidation preference of $50.00 per share). The offering is being made on a “best efforts” basis pursuant to an effective shelf registration statement that Callon previously filed with the Securities and Exchange Commission (the “SEC”). The Company anticipates that the Series A Cumulative Preferred Stock will be listed for trading under the ticker symbol “CPE.A” on the New York Stock Exchange.

The Company intends to use the net proceeds from the sale of the Series A Cumulative Preferred Stock to accelerate the timing of capital expenditures to further develop and evaluate its properties in the Permian basin, and for possible future acquisitions and general corporate purposes. Pending such use, net proceeds will be used to repay borrowings under the Company’s revolving credit facility.

Janney Montgomery Scott LLC, Sterne, Agee & Leach, Inc. and MLV & Co. LLC are acting as joint book-running managers for the offering. Dougherty & Company, LLC and Northland Capital Markets are acting as co-managers for the offering.

Prospective investors should read the preliminary prospectus supplement and the shelf registration statement for more complete information about Callon and the offering. Copies of the preliminary prospectus supplement, the accompanying prospectus and, when available, the final prospectus supplement will be available on the SEC’s website, www.sec.gov. Alternatively, copies may be obtained from Janney Montgomery Scott LLC, 1717 Arch Street, 19th Floor, Philadelphia, PA 19103, Attention: Pete Reinhart or by telephone at 215-665-6170; from Sterne, Agee & Leach, Inc., 277 Park Avenue, 24th Floor, New York, NY 10172, Attention: Craig Jampol or by telephone at 212-338-4708; and from MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, NY 10020, Attention: Randy Billhardt or by telephone at 212-542-5882.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.Callon is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

“Northland Capital Markets” is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These projections and statements reflect Callon’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

For further information contact

Rodger W. Smith, 1-800-451-1294